AGREEMENT OF JOINT FILING

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13G and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of shares of common stock, $0.0001 par value per share, of Rotech Healthcare inc. a Delaware corporation. The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

         Dated:   February 13, 2008

                  WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.

                  By:      Wynnefield Capital, Inc.

                           By: /s/ Nelson Obus
                               ----------------------------------------
                                    Nelson Obus, President



                  CHANNEL PARTNERSHIP II, L.P.

                           By: /s/ Nelson Obus
                               ----------------------------------------
                                    Nelson Obus, General Partner


                  WYNNEFIELD CAPITAL, INC.

                           By: /s/ Nelson Obus
                               ----------------------------------------
                                    Nelson Obus, President



                  WYNNEFIELD CAPITAL, INC. PROFIT SHARING PLAN

                           By: /s/ Nelson Obus
                               ----------------------------------------
                                    Nelson Obus, Portfolio Manager


                      /s/ Nelson Obus
                      ----------------------------------------
                            Nelson Obus, Individually


                      /s/ Joshua Landes
                      ----------------------------------------
                           Joshua Landes, Individually